Exhibit 10.11.1
March 2008
FIRST AMENDMENT TO THE
CSK AUTO CORPORATION
2004 STOCK AND INCENTIVE PLAN
     Pursuant to Section 19.1 of the CSK Auto Corporation 2004 Stock and Incentive Plan (the “Plan”), the Plan is hereby amended as follows, effective as of March 31, 2008:
     1. Section 6.5 of the Plan is hereby amended to add the following new sentence to the end thereof:
     “Notwithstanding anything to the contrary in this Plan or in any Option Document, from and after a Change in Control, each Participant shall be permitted to pay the option price by delivery of a properly executed notice instructing the Company to withhold Shares otherwise issuable upon exercise of the Option having an aggregate Market Value on the date the Option is exercised equal to the aggregate purchase price therefor.”
     2. Section 8.2(a)(i) of the Plan is hereby deleted in its entirety and replaced with the following:
     “(i) the time period or periods, if any, including any conditions for determining such period or periods, during which the restrictions on such Restricted Stock shall apply (the “Restriction Period”); provided that in no event, other than as provided in Section 8.3 hereof or immediately below, shall such restrictions terminate prior to three (3) years after the date of grant if the vesting of the Restricted Stock is based solely on continuous employment or service as a Director or the passage of time; provided further, that (1) the restrictions on such Restricted Stock may lapse in monthly pro rata installments (i.e., 1/36 per month for 3 years) and (2) the limitation set forth in this subsection (i) shall not apply to a limited number of shares of Restricted Stock (or Stock Units) granted in 2008, the number of which shall not exceed 5% of the total number of Shares available for grant under the Plan as set forth in Section 5.1 hereof, and/or”
     3. Section 16.2 of the Plan is hereby amended to add the following new sentence to the end thereof:
     “Notwithstanding anything to the contrary in this Plan or in any agreement or other document evidencing an Award, from and after a Change in Control, each Participant shall be permitted to pay any withholding tax obligation incurred by reason of the exercise, vesting, settlement or transfer of any Award by delivery of a properly executed notice instructing the Company to withhold Shares otherwise issuable or subject to such Award having an aggregate Market Value on the date the obligation arises equal to the amount required to be withheld.”
     4. Except as provided for above, the provisions of the Plan shall remain in full force and effect.